Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Steven J. Craig Sr. Vice President (214) 210-2675

REMINGTON OIL AND GAS CORPORATION ANNOUNCES
FIRST QUARTER 2005 EARNINGS

Dallas, TX, April 28, 2005, — Remington Oil and Gas Corporation (NYSE: REM) announced the following first quarter financial information:

	Three Months Ended
	March 31,
	2005	2004
	(In thousands, except per share data)
Revenues	$59,786	$46,163
Net income	$16,035	$11,001
Cash flow provided by operations	$45,355	$29,462
Primary income per share	$0.57	$0.41
Diluted income per share	$0.56	$0.39
Production Bcfe	8.6	8.1
Average gas price	$6.54	$5.74
Average oil price	$47.11	$33.76

Total revenues increased by $13.6 million to $59.8 million primarily the result of a 6% production volume increase and a 21% increase in average equivalent prices received compared with the 1st quarter of 2004. Net Income increased $5.0 million to $16.0 million or 46% above the same quarter in 2004. This resulted in diluted income per share of $0.56, 44% above the same quarter in 2004. Cash flow from operations increased by $15.9 million to $45.4 million over the 1st quarter of 2004.

Production volumes were 8.6 Bcfe for the quarter compared with 8.1 Bcfe in the 1st quarter of 2004. This was 6% above the first quarter of 2004 but 17% below the 4th quarter of 2004. This sequential decrease is due to weather delays in new installations and weather shut downs of unmanned platforms during the quarter. This sequential and seasonal decrease in production volumes is typical for our Gulf of Mexico operations.

Total income taxes from the first quarter of 2005 were $8.8 million versus $6.1 million in the first quarter of 2004. Substantially all of the first quarter 2005 taxes will be classified as deferred with no cash taxes payable for the period.

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The following table reflects 2005 guidance for our estimates of our primary costs per Mcfe produced versus first quarter results.

	2005	2005 Actual
	Annual Guidance $/Mcfe	1st Quarter/Mcfe
Operating Costs (LOE)	$0.65 - $0.75	$0.69
General and Administrative (G&A)	$0.21 - $0.28	$0.25
Interest and Financing	$0.01 - $0.02	$0.02
Depreciation, depletion and Amortization (DD&A)	$2.00 - $2.15	$1.86

LOE, G&A, and Interest and Financing Costs on a Mcfe basis were in line with guidance provided. G&A costs included $0.06/Mcfe of stock based compensation. DD&A was below guidance primarily due to lower production from certain higher cost properties. For the remainder of the year, it is anticipated that the costs per Mcfe produced will remain within the guidance provided.

Annual dry hole expense is estimated at between $25 and $30 million. Dry hole expense for the 1st quarter was $9.0 million. The most significant contributors to this amount were $1.9 million at Eugene Island 154, $1.8 million for the unsuccessful portion of East Cameron 346 A-12 ST1, and $4.5 million at West Cameron 147. Approximately $2.1 million of additional dry hole costs will be expensed in the 2nd quarter associated with the West Cameron 147 dry hole. We utilize the successful efforts method of accounting, which requires dry holes to be reported as an expense in the quarter they are determined to be dry. It is very difficult to predict when dry holes will occur and thus dry hole expense is subject to dramatic fluctuation each quarter.

Remington Oil and Gas Corporation is an independent oil and gas exploration and production company headquartered in Dallas, Texas, with operations concentrating in the onshore and offshore regions of the Gulf Coast.

Statements concerning future revenues and expenses, results of exploration, exploitation, development and acquisition expenditures, and reserve levels are forward-looking statements. These statements are based on assumptions concerning commodity prices, drilling results and production, administrative and interest costs that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and there is no assurance that these goals and projections can or will be met. Further information is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference.

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Remington Oil and Gas Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	March 31,	December 31,
	2005	2004
Assets
Current assets
Cash and cash equivalents	$62,911	$58,659
Accounts receivable	55,899	49,582
Prepaid expenses and other current assets	5,575	5,199

Total current assets	124,385	113,440

Properties
Oil and gas properties (successful-efforts method)	782,663	744,215
Other properties	3,408	3,145
Accumulated depreciation, depletion and amortization	(425,330)	(409,591)

Total properties	360,741	337,769

Other assets	1,891	1,905

Total assets	$487,017	$453,114

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$69,757	$69,339

Total current liabilities	69,757	69,339

Long-term liabilities
Asset retirement obligation	17,644	16,030
Deferred income taxes	59,236	53,785

Total long-term liabilities	76,880	69,815

Total liabilities	146,637	139,154

Commitments and contingencies
Stockholders’ equity
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares
Outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized, 28,509,597 shares issued and 28,475,238 shares outstanding in 2005, 27,883,698 shares issued and 27,849,339 shares outstanding in 2004	285	279
Additional paid-in capital	143,071	132,334
Restricted common stock	5,963	6,749
Unearned compensation	(5,165)	(5,593)
Retained earnings	196,226	180,191

Total stockholders’ equity	340,380	313,960

Total liabilities and stockholders’ equity	$487,017	$453,114

Remington Oil and Gas Corporation
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
Revenues
Gas sales	$40,390	$32,114
Oil sales	19,081	13,943
Other income	315	106

Total revenues	59,786	46,163

Costs and expenses
Operating	5,912	6,048
Exploration	10,385	5,528
Depreciation, depletion and amortization	16,011	15,146
Impairment expense	297	236
General and administrative	2,121	1,922
Interest and financing	198	228

Total costs and expenses	34,924	29,108

Income before income taxes	24,862	17,055
Income tax expense	8,827	6,054

Net income	$16,035	$11,001

Basic income per share	$0.57	$0.41

Diluted income per share	$0.56	$0.39

Weighted average shares outstanding (Basic)	28,045	26,975

Weighted average shares outstanding (Diluted)	28,838	28,161

Production
Oil (MBbls)	405	413
Gas (MMcf)	6,176	5,592
Mcfe	8,606	8,070
Average Prices
Oil	$47.11	$33.76
Gas	$6.54	$5.74
Per Mcfe	$6.91	$5.71

Remington Oil and Gas Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2005	2004
Cash flow provided by operations
Net income	$16,035	$11,001
Adjustments to reconcile net income
Depreciation, depletion and amortization	16,011	15,146
Deferred income taxes	5,451	6,054
Amortization of deferred charges	46	46
Dry hole costs	9,049	5,619
Impairment costs	297	236
Cash paid for dismantlement	(243)	(22)
Stock based compensation	512	362
Tax benefit from exercise of stock options	3,376	—
Changes in working capital
(Increase) in accounts receivable	(5,646)	(6,754)
Decrease (increase) in prepaid expenses and other current assets	49	(387)
Increase (decrease) in accounts payable and accrued expenses	418	(1,839)

Net cash flow provided by operations	45,355	29,462

Cash from investing activities
Capital expenditures	(47,600)	(30,727)

Net cash (used in) investing activities	(47,600)	(30,727)

Cash from financing activities
Payments on notes payable and other long-term payables	—	(8,000)
Common stock issued	6,833	162
Purchase of treasury stock	(336)	(236)

Net cash provided by (used in) financing activities	6,497	(8,074)

Net (decrease) in cash and cash equivalents	4,252	(9,339)
Cash and cash equivalents at beginning of period	58,659	31,408

Cash and cash equivalents at end of period	$62,911	$22,069

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